Exhibit 99.1

YOGAWORKS, INC. REPORTS SECOND QUARTER 2017 FINANCIAL RESULTS

LOS ANGELES, September 21, 2017 – YogaWorks, Inc. (the “Company”), one of the largest providers of high quality yoga instruction in the U.S., today announced financial results for the second quarter ended June 30, 2017.

Rosanna McCollough, President and Chief Executive Officer of YogaWorks, stated, “Our second quarter results were in line with our expectations and we remain pleased with the progress in our business. Following our IPO, we have the capital in place and are well positioned, as the acquirer of choice within the large and highly fragmented yoga industry, to execute our growth plan of acquiring premier studios. In August, we completed the acquisition of two studios: our first in Virginia, in the city of Arlington, and one in the Dupont Circle neighborhood of Washington, D.C., extending our footprint in the D.C. area while leveraging our regional infrastructure.”

Ms. McCollough continued, “As we look ahead, we plan to drive growth primarily through acquisitions and have letters of intent signed to add 15 studios to our family. In addition, we remain focused on driving solid performance across our studio base through national and local marketing, localized programming, best-in-class teacher trainings and workshops as well as our online offering. We look forward to growing our business while helping people reach their personal goals of physical and mental well-being.”

Results for the Second Quarter Ended June 30, 2017

	June 30, 2017	June 30, 2016
GAAP Results
Net revenue	$12.5 million	$13.3 million
Net loss	$4.4 million	$2.8 million

Non-GAAP Results(1)
Adjusted EBITDA	$(551,000)	$(46,000)
Studio-Level EBITDA	$2.2 million	$2.6 million
Adjusted net loss	$3.1 million	$2.7 million

(1)

Adjusted EBITDA, Studio-Level EBITDA and Adjusted net loss are non-U.S. generally accepted accounting principles (“GAAP”) measures. For reconciliations to GAAP net loss, see "Reconciliations of Non-GAAP Financial Measures" accompanying this press release.

Net revenue was $12.5 million for the second quarter of 2017, a 6.3% decrease compared to $13.3 million for the second quarter of 2016. The decrease was primarily due to a larger portion of sales being classified as deferred revenue which will be recognized as net revenue in future periods.  The increase in deferred revenue in the second quarter as compared to the same period last year was principally the result of a sales mix shift from monthly memberships toward class packages which were offered at all of our studios as of July 2016.  The Company believes that offering class packages allows it to broaden the student base over time and better serve students overall.

The Company ended the quarter with 50 studios in six regional markets with one closure and one opening since the quarter ended 2016.

Total cost of revenue and operating expenses for the quarter increased 5.6% to $16.7 million compared to $15.8 million for the second quarter of last year. This increase was primarily due to a $0.9 million accrual for a legal settlement.

Adjusted EBITDA was $(551,000) for the second quarter of 2017 compared to Adjusted EBITDA of $(46,000) for the same quarter last year. Adjusted net loss for the second quarter of 2017 was $3.1 million compared to Adjusted net loss of $2.7 million for the same period last year.  For a reconciliation of GAAP net loss to Adjusted EBITDA and GAAP net loss to Adjusted net loss, please see “Reconciliations of Non-GAAP Financial Measures” accompanying this press release.

Balance Sheet and Cash Flow Highlights

Cash and cash equivalents were $3.5 million as of June 30, 2017, and $1.9 million as of December 31, 2016. The deferred revenue balance increased $0.6 million for the second quarter of 2017 compared to a $0.1 million increase during the second quarter of 2016.

Initial Public Offering

On August 16, 2017, the Company completed its initial public offering (“IPO”) of common stock at a price to the public of $5.50 per share. The Company issued 7,300,000 shares of common stock and received proceeds of $37.6 million, net of underwriting fees, but before offering costs of $2.1 million. The Company used $10.2 million of proceeds from the IPO to pay off debt and related interest and fees, resulting in net proceeds of approximately $27.4 million.

Guidance

For the third quarter of 2017, the Company expects net revenue between $12.7 million and $13.2 million and Adjusted EBITDA between $(0.3) million and $(0.8) million.

For fiscal 2017, the Company expects net revenue between $53.2 million and $54.2 million and Adjusted EBITDA between $(0.5) million and $(1.5) million. Net revenue for fiscal 2017 assumes the acquisition of 10 to 13 studios in the second half of the year.

Conference Call to Discuss Second Quarter Results

The Company will host a conference call and webcast to discuss its financial results for the second quarter ended June 30, 2017, today, September 21, 2017, beginning at 4:30 p.m. Eastern Time. A live webcast of the conference call will be available online at www.yogaworks.com under the Investor Relations section and will remain available for 30 days following the live call. A replay will also be available two hours following the call through October 5, 2017, via telephone at 1-844-512-2921 (U.S.) and 1-412-317-6671 (international) by entering the replay pin 13670114.

About YogaWorks, Inc.

YogaWorks, Inc. is one of the largest providers of high quality yoga instruction in the U.S., operating 52 studios in six regions. Through its studios, the Company offers yoga classes, integrated fitness classes, workshops, teacher training programs, and highly curated assortment of yoga merchandise. In addition to its studio locations, YogaWorks offers online instruction through its MyYogaWorks web platform which provides users access to an on-demand library of over 1,000 yoga and meditation classes. YogaWorks strives to make yoga accessible to everybody and offers a wide range of class styles for people of all ages and abilities. More information is available at www.yogaworks.com.

Forward-Looking Statements

This press release may include forward-looking statements that reflect the Company’s current views about future events and financial performance. All statements other than statements of historical facts included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. Words such as “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events are forward-looking statements.

These forward-looking statements are expressed in good faith and the Company believes there is a reasonable basis for them. However, there can be no assurance that the events, results or trends identified in these forward-looking statements will occur or be achieved. Investors should not place undue reliance on any of the Company’s forward-looking statements because they are subject to a variety of risks and uncertainties. Factors that could cause results to differ from those reflected in the forward-looking statements are set forth in the Company’s prior press releases and public filings with the Securities and Exchange Commission, which are available via the Company’s website at www.yogaworks.com. The forward-looking statements in this press release speak only as of the date of this release and, except as required by law, the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

Contacts:

Investor Relations:

Jean Fontana, ICR, Inc.

646-277-1200

IR@yogaworks.com

Media:

Alecia Pulman, Brittany Fraser, or John Kell, ICR, Inc.

646-277-1200

YogaWorks@icrinc.com

YogaWorks, Inc.

Condensed Consolidated Balance Sheets

	As of June 30, 2017	As of December 31, 2016
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$3,547,025	$1,912,421
Inventories, net	878,589	948,194
Prepaid expenses and other current assets	1,913,317	1,318,137
Total current assets	6,338,931	4,178,752
Property and equipment, net	7,653,492	8,552,674
Intangible assets, net	22,654,589	25,654,823
Goodwill	17,746,570	17,746,570
Other non-current assets	1,057,299	1,015,079
Total assets	$55,450,881	$57,147,898

Liabilities, Redeemable Preferred Stock and Stockholders’ Equity/(Deficit)
Current liabilities
Accounts payable and accrued expenses	$1,807,265	$1,162,675
Accrued compensation	1,399,703	1,504,034
Current portion of long-term debt, net of debt issuance costs	6,537,007	418,750
Deferred revenue	5,101,146	4,593,076
Convertible note due to related party	3,267,905	—
Current portion of deferred rent	124,817	192,569
Total current liabilities	18,237,843	7,871,104
Deferred rent, net of current portion	2,599,932	2,471,734
Deferred tax liability	104,401	59,536
Convertible note due to related party	—	11,634,592
Long-term debt, net of current portion and debt issuance costs	—	6,350,320
Total liabilities	20,942,176	28,387,286
Commitments and Contingencies
Redeemable preferred stock, Redeemed and converted as of June 30, 2017. $0.001 par value; 10,000 shares authorized, issued and outstanding at December 31, 2016; Liquidation Preference $61,392,824 at December 31, 2016	—	61,392,824

Stockholders’ equity (deficit)
Common stock at June 30, 2017, $0.001 par value; 14,131,017 shares authorized and 8,909,078 shares issued and outstanding and $0.001 par value; 100,000 shares authorized and 74,559 shares issued and outstanding at December 31, 2016	8,909	75
Additional paid in capital	75,259,516	67,187
Accumulated deficit	(40,759,720)	(32,699,474)
Total stockholders’ equity (deficit)	34,508,705	(32,632,212)
Total liabilities, redeemable preferred stock, and stockholders’ equity (deficit)	$55,450,881	$57,147,898

YogaWorks, Inc.

Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net revenues	$12,493,461	$13,330,076	$26,483,555	$28,421,723
Cost of revenues and operating expenses
Cost of revenues	4,805,637	5,283,949	9,934,389	10,602,309
Center operations	5,583,228	5,532,241	11,269,866	11,094,949
General and administrative expenses	4,094,443	2,725,056	7,104,829	5,903,352
Depreciation and amortization	2,167,877	2,227,145	4,369,462	4,407,562
Total cost of revenues and operating expenses	16,651,185	15,768,391	32,678,546	32,008,172
Loss from operations	(4,157,724)	(2,438,315)	(6,194,991)	(3,586,449)
Interest expense, net	248,874	390,265	810,506	781,181
Net loss before provision for income taxes	(4,406,598)	(2,828,580)	(7,005,497)	(4,367,630)

Provision for income taxes	41,107	3,882	59,006	10,625
Net loss	(4,447,705)	(2,832,462)	(7,064,503)	(4,378,255)
Less preferred rights dividend on redeemable preferred stock	—	(1,153,557)	(995,743)	(2,284,556)
Net loss attributable to common stockholders	$(4,447,705)	$(3,986,019)	$(8,060,246)	$(6,662,811)

Basic and diluted net loss per share attributable to common stockholders	$(0.50)	$(54.18)	$(1.66)	$(91.08)

Weighted-average number of shares used in calculating loss per share attributable to common stockholders:
Basic and diluted common shares	8,908,188	73,570	4,857,160	73,155

Reconciliations of Non-GAAP Financial Measures

This press release contains financial measures called Adjusted EBITDA, Studio-Level EBITDA and Adjusted net loss which are not calculated in accordance with GAAP. The Company uses these financial measures to understand and evaluate the business. Adjusted EBITDA is a supplemental measure of the operating performance of the core business operations. Studio-Level EBITDA is a supplemental measure of the operating performance of the studios. Adjusted net loss is a supplemental measure of operating performance that is adjusted for certain non-recurring items that we do not believe directly reflect our core business operations. Accordingly, the Company believes Adjusted EBITDA, Studio-Level EBITDA and Adjusted net loss provide useful information to investors and others in understanding and evaluating the Company’s operating results in the same manner as management and the board of directors. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

Adjusted EBITDA and Studio-Level EBITDA

The following table presents a reconciliation of Adjusted EBITDA and Studio-Level EBITDA to Net loss for each of the periods indicated:

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
(in thousands)	(Unaudited)
Net loss	$(4,448)	$(2,832)	$(7,065)	$(4,378)
Interest expense, net	249	390	810	781
Provision for income taxes	41	4	59	11
Depreciation and amortization	2,168	2,227	4,369	4,408
Deferred rent(a)	69	66	100	247
Stock based compensation(b)	286	12	825	19
Legal settlement(c)	865	—	865	—
Severance(d)	3	15	85	15
Executive recruiting(e)	30	47	30	47
Professional fees(f)	161	—	161	—
Great Hill Partners expense reimbursement fees(g)	25	25	50	50
Adjusted EBITDA	$(551)	$(46)	$289	$1,200
Other general and administrative expenses(h)	2,723	2,627	5,088	5,773
Studio-Level EBITDA	$2,172	$2,581	$5,377	$6,973

(a)	Reflects the extent to which our rent expense for the period has been above or below our cash rent payments.
(b)	Non-cash charges related to equity-based compensation programs, which vary from period to period depending on timing of awards and forfeitures.
(c)	Legal settlement expense related to a wage settlement case with the state of California.
(d)	Severance expenses incurred in the period related to the termination of studio and non-studio employees.
(e)	Executive recruiting expenses incurred in connection with the recruitment and hiring of members of our executive management team, including Ms. Dawson (2016) and Mr. Chang (2016).
(f)	Professional fees related to accounting, tax and consulting services that were expensed in connection with the IPO.
(g)	Represents expense reimbursement fees incurred in connection with our Expense Reimbursement Agreement with Great Hill Partners, which ended with the filing of the Company’s IPO.
(h)

Represents general and administrative expenses that are corporate and regional expenses and not incurred by our studios, and which are primarily comprised of expenses related to (i) wages and benefits of corporate and regional employees, (ii) non-studio rent, utilities and maintenance, (iii) corporate and regional marketing and advertising and (iv) corporate professional fees. Other general and administrative expenses exclude any general and administrative expenses related to deferred rent, stock based compensation, legal settlement, severance, executive recruiting, professional fees and the Great Hill Partners expense reimbursement fees or any other general and administrative expenses that are included in the reconciliation of net loss to Adjusted EBITDA.

Adjusted Net Loss

The following table presents a reconciliation of Adjusted net loss to Net loss for each of the periods indicated:

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
(in thousands)	(Unaudited)
Net loss	$(4,448)	$(2,832)	$(7,065)	$(4,378)
Stock based compensation(a)	286	12	825	19
Legal settlement(b)	865	—	865	—
Severance(c)	3	15	85	15
Executive recruiting(d)	30	47	30	47
Professional fees(e)	161	—	161	—
Great Hill Partners expense reimbursement fees(f)	25	25	50	50
Adjusted net loss	$(3,078)	$(2,733)	$(5,049)	$(4,247)

(a)	Non-cash charges related to equity-based compensation programs, which vary from period to period depending on timing of awards and forfeitures.
(b)	Legal settlement expense related to a wage settlement case with the state of California.
(c)	Severance expenses incurred in the period related to the termination of studio and non-studio employees.
(d)	Executive recruiting expenses incurred in connection with the recruitment and hiring of members of our executive management team, including Ms. Dawson (2016) and Mr. Chang (2016).
(e)	Professional fees related to accounting, tax and consulting services that were expensed in connection with the IPO.
(f)	Represents expense reimbursement fees incurred in connection with our Expense Reimbursement Agreement with Great Hill Partners which ended with the filing of the Company’s IPO.